UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 26, 2013


                                MIAMI DAYS CORP.
             (Exact name of registrant as specified in its charter)

          Nevada                       333-183814                80-0832746
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)

   1504 Bay Road, Suite 924, Miami FL                              33139
(Address of principal executive offices)                        (Zip Code)

        Registrant's telephone number, including area code 786.222.7673

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications  pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ]  Soliciting  material  pursuant to Rule  14a-12  under the  Exchange  Act
    (17CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[ ] Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the
    Exchange Act (17CFR240.13e-4(c))
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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
          APPOINTMENT OF PRINCIPAL OFFICERS

Effective August 26, 2013, Bojan Didic resigned as President of our company and Gloria Simov was appointed a director, president and chief executive officer of our company.

Over the last five years Gloria Simov has accumulated experience in many facets of the Medical Industry. She has knowledge of the external environment, trends, and a functional knowledge and competence in the clinical fields of medical, dental, dermatology, and plastic surgery.

Since November 30, 2012, Ms. Simov has served as director, President and CEO of Life Stem Genetics, Inc. a company involved in providing Stem Cell Therapy treatment. As well as carrying out her executive functions, Ms. Simov is responsible for development and management of affiliate doctor and clinic programs, recruiting partnerships and building a strategic direction for Life Stem Genetics, Inc.

Born in Rome, Italy, and growing up in Southern California, Ms. Simov has an extensive international professional network.

Our board of directors now consists of Bojan Didic and Gloria Simov. There have been no transactions between our company and Gloria Simov since our last fiscal year which would be required to be reported herein.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIAMI DAYS CORP.

/s/ Gloria Simov
--------------------------------
Gloria Simov
President and Director
Date: August 26, 2013

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